Exhibit 4.1

5.875% Series A Cumulative Redeemable	5.875% Series A Cumulative Redeemable
Preferred Stock, Par Value $0.01 per share	Preferred Stock, Par Value $0.01per share

Number	Shares
PR A-

INCORPORATED UNDER THE LAWS	CUSIP 76169C 209
OF THE STATE OF MARYLAND	SEE REVERSE FOR IMPORTANT NOTICE ON
TRANSFER RESTRICTIONS AND
OTHER INFORMATION

FULLY PAID AND NONASSESSABLE SHARES OF 5.875% SERIES A CUMULATIVE REDEEMABLE PREFERRED STOCK, $0.01 PAR VALUE PER SHARE OF

REXFORD INDUSTRIAL REALTY, INC.

(the “Corporation”) transferable on the books of the Corporation by the holder hereof in person or by its duly authorized attorney upon the surrender of this certificate properly endorsed. This certificate and the shares represented hereby are issued and shall be held subject to all of the provisions of the charter of the Corporation (the “Charter”) and the Bylaws of the Corporation and any amendments thereto. This certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

[SEAL] Dated:

	Secretary	Co-Chief Executive Officer

COUNTERSIGNED AND REGISTERED:

AMERICAN STOCK TRANSFER & TRUST COMPANY

TRANSFER AGENT AND REGISTRAR,

BY
AUTHORIZED SIGNATURE

REXFORD INDUSTRIAL REALTY, INC.

IMPORTANT NOTICE

CLASSES OF STOCK

THE CORPORATION WILL FURNISH TO ANY STOCKHOLDER, ON REQUEST AND WITHOUT CHARGE, A FULL STATEMENT OF THE INFORMATION REQUIRED BY SECTION 2-211(B) OF THE CORPORATIONS AND ASSOCIATIONS ARTICLE OF THE ANNOTATED CODE OF MARYLAND WITH RESPECT TO THE DESIGNATIONS AND ANY PREFERENCES, CONVERSION AND OTHER RIGHTS, VOTING POWERS, RESTRICTIONS, LIMITATIONS AS TO DIVIDENDS AND OTHER DISTRIBUTIONS, QUALIFICATIONS, AND TERMS AND CONDITIONS OF REDEMPTION OF THE STOCK OF EACH CLASS WHICH THE CORPORATION HAS AUTHORITY TO ISSUE AND, IF THE CORPORATION IS AUTHORIZED TO ISSUE ANY PREFERRED OR SPECIAL CLASS IN SERIES, (I) THE DIFFERENCES IN THE RELATIVE RIGHTS AND PREFERENCES BETWEEN THE SHARES OF EACH SERIES TO THE EXTENT SET, AND (II) THE AUTHORITY OF THE BOARD OF DIRECTORS TO SET SUCH RIGHTS AND PREFERENCES OF SUBSEQUENT SERIES. THE FOREGOING SUMMARY DOES NOT PURPORT TO BE COMPLETE AND IS SUBJECT TO AND QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE CHARTER, A COPY OF WHICH WILL BE SENT WITHOUT CHARGE TO EACH STOCKHOLDER WHO SO REQUESTS. SUCH REQUEST MUST BE MADE TO THE SECRETARY OF THE CORPORATION AT ITS PRINCIPAL OFFICE.

RESTRICTION ON OWNERSHIP AND TRANSFER

The shares represented by this certificate are subject to restrictions on Beneficial and Constructive Ownership and Transfer for the purpose of the Corporation’s maintenance of its status as a Real Estate Investment Trust under the Internal Revenue Code of 1986, as amended (the “Code”). Subject to certain further restrictions and except as expressly provided in the Corporation’s Charter, (i) no Person may Beneficially or Constructively Own shares of the Corporation’s Series A Preferred Stock in excess of the Series A Ownership Limit unless such Person is a Series A Excepted Holder (in which case the Series A Excepted Holder Limit shall be applicable); (ii) no Person may Beneficially or Constructively Own shares of Series A Preferred Stock of the Corporation in excess of the Aggregate Stock Ownership Limit, unless such Person is a Series A Excepted Holder or an Excepted Holder (in which case the Series A Excepted Holder Limit or Excepted Holder Limit shall be applicable); (iii) no Person may Beneficially or Constructively Own Series A Preferred Stock that could result in the Corporation being “closely held” under Section 856(h) of the Code or otherwise cause the Corporation to fail to qualify as a REIT; and (iv) no Person may Transfer shares of Series A Preferred Stock if such Transfer would result in the Capital Stock of the Corporation being owned by fewer than 100 Persons. Any Person who Beneficially or Constructively Owns or attempts to Beneficially or Constructively Own shares of Series A Preferred Stock which causes or may cause a Person to Beneficially or Constructively Own shares of Series A Preferred Stock in excess or in violation of the above limitations must immediately notify the Corporation or, in the case of such a proposed or attempted transaction, give at least 15 days prior written notice. If any of the restrictions on transfer or ownership set forth in (i) through (iii) above are violated, the shares of Series A Preferred Stock represented hereby will be automatically transferred to a Trustee of a Trust for the benefit of one or more Charitable Beneficiaries. In addition, the Corporation may take other actions, including redeeming shares upon the terms and conditions specified by the Board of Directors in its sole and absolute discretion if the Board of Directors determines that ownership or a Transfer or other event may violate the restrictions described above. Furthermore, upon the occurrence of certain events, attempted Transfers in violation of the restrictions described above may be void ab initio. All capitalized terms in this legend have the meanings defined in the Charter of the Corporation, as the same may be amended from time to time, a copy of which, including the restrictions on transfer and ownership, will be furnished to each holder of Series A Preferred Stock of the Corporation on request and without charge. Requests for such a copy may be directed to the Secretary of the Corporation at its Principal Office. Instead of the foregoing legend, a certificate may state that the Corporation will furnish a full statement about certain restrictions on ownership and transfer of the shares to a stockholder on request and without charge.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM-	as tenants in common	UNIF GIFT MIN ACT-		Custodian
			(Cust)		(Minor)

TEN ENT-	as tenants by the entireties

JT TEN-	as joint tenants with right of survivorship and not as tenants in common	under Uniform Gifts to Minors

Act

(State)

UNIF TRF MIN ACT-	Custodian (until age )

(Cust)

under Uniform Transfers

(Minor)

to Minors Act

(State)

Additional abbreviations may also be used though not in the above list.

For Value received,	hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE